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                                                                     EXHIBIT 2.1
                               AGREEMENT OF MERGER

        THIS AGREEMENT OF MERGER (this "Agreement") is entered into as of July 31, 1998 between A-55, L.P., a Nevada limited partnership (the "Partnership"), and A-55, Inc., a Delaware corporation (the "Corporation").


                                   BACKGROUND

        A. The Partnership is a Nevada limited partnership governed by a Restated Agreement of Limited Partnership dated as of January 3, 1994, as amended by First, Second, Third, Fourth, Fifth and Sixth Amendments effective as of January 26, 1994, January 1, 1995, February 23, 1995, April 1, 1996,
September 16, 1997, and January 1, 1998 respectively (collectively, the "Partnership Agreement").

        B. RWG, Inc., a Nevada corporation, is the sole general partner of the Partnership (the "General Partner"), and the Partnership's limited partners consist of Class A, Class B and Class C limited partners (collectively, the "Limited Partners"). (The General Partner and the Limited Partners are referred to, collectively, as the "Partners" and, individually, as a "Partner." The partnership interest of each Partner, whether a general partnership interest or a Class A, Class B or Class C limited partnership interest, is referred to as a "Partnership Interest.")

        C. The Corporation is a newly-organized Delaware corporation. Its only outstanding shares of stock are 50 shares of common stock, all of which are owned by the Partnership.

        D. The parties intend that the Partnership merge with and into the Corporation (the "Merger") pursuant to the terms and conditions set forth herein and the applicable provisions of Delaware and Nevada law, and that upon the Merger's Effective Date (as defined below), all of the Partners of the Partnership will become stockholders of the Corporation. The shares of the Corporation's common stock to be received by such persons pursuant to the Merger will not be registered under federal or state securities laws and will therefore be restricted shares subject to a stock legend restricting the transfer of such shares.

        NOW, THEREFORE, the parties hereby agree as follows:


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